UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2019 (May 9, 2019)

TRONOX HOLDINGS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
263 Tresser Boulevard, Suite 1100	25 Bury Street, 3rd Floor
Stamford, Connecticut 06901	London SW1Y 2AL, England

 (Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the repurchase on May 9, 2019 by Tronox Holdings plc (the “Company”) of 14 million ordinary shares held by Exxaro Resources Limited (“Exxaro”), the number of ordinary shares of the Company owned by Exxaro fell below an ownership threshold specified in the Shareholder’s Deed entered into by the Company and Exxaro on March 14, 2019 (the “Shareholder’s Deed”). As the Company set forth in its definitive proxy statement with respect to its Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on April 23, 2019, pursuant to the Shareholder’s Deed, Exxaro loses its right to nominate any director to the Company’s board of directors (the “Board”) when it holds less than 10% of the Company’s outstanding voting shares. Upon completion of the share repurchase, Mr. Mxolisi Mgojo, as the director previously nominated by Exxaro, notified the Company that he resigned from the Board, effective as of May 9, 2019. Mr. Mgojo’s resignation from his position as a director was not the result of any disagreements between Mr. Mgojo and the Company on any matters relating to the Company’s operations, policies or practices. As a result of Mr. Mgojo’s resignation, the size of the Board has been reduced from twelve to eleven members and Mr. Mgojo will no longer be standing for election at the Company’s 2019 Annual General Meeting of Shareholders.

Item 8.01.  Other Events.

On May 9, 2019, the Company issued a press release announcing the repurchase by the Company of 14 million ordinary shares held by Exxaro for an aggregate purchase price of approximately $200 million, or $14.32 per share. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Tronox Holdings plc, dated May 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: May 9, 2019	By:	/s/ Jeffrey Neuman
	Name	Jeffrey Neuman
	Title	Senior Vice President, General Counsel and Secretary